SUB-ITEM 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or bylaws:

(a.1.) Articles of Amendment dated May 30, 2014 was previously filed with the SEC as exhibit a.(xxiii) to Post-Effective Amendment No. 128 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on May 30, 2014 (SEC Accession No. 0001104659-14-042856) and incorporated herein by reference.

(a.2.) Articles Supplementary dated July 23, 2014 was previously filed with the SEC as exhibit a.(xxiv) to Post-Effective Amendment No. 132 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on August 29, 2014 (SEC Accession No. 0001104659-14-063916) and incorporated herein by reference.

(a.3.) Articles Supplementary dated October 27, 2014 was previously filed with the SEC as exhibit a.(xxv) to Post-Effective Amendment No. 134 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on November 7, 2014 (SEC Accession No. 0001104659-14-078338) and incorporated herein by reference.

(e) Copies of any new or amended Registrant investment advisory contracts:

(d.1.)  Form of Investment Management Agreement with Hartford Funds Management Company, LLC was previously filed with the SEC as exhibit d.(i) to Post-Effective Amendment No. 132 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on August 29, 2014 (SEC Accession No. 0001104659-14-063916) and incorporated herein by reference.